As filed with the Securities and Exchange Commission on June 13, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Omniture, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7372	87-0619936
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

550 East Timpanogas Circle
Orem, Utah 84097
(801) 722-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joshua G. James
Chief Executive Officer
Omniture, Inc.
590 East Timpanogas Circle
Orem, Utah 84097
(801) 722-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick J. Schultheis Robert G. O’Connor J. Randall Lewis Wilson Sonsini Goodrich & Rosati Professional Corporation 2795 E. Cottonwood Parkway, Suite 300 Salt Lake City, Utah 84121 (801) 993-6400	Shawn J. Lindquist Chief Legal Officer 590 East Timpanogas Circle Orem, Utah 84097 (801) 722-7000	Laird H. Simons, III Jeffery R. Vetter Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ 333-143140

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee
Common Stock $0.001 par value per share	345,000	$18.15	$6,261,750	$193.00

(1)	The 345,000 shares being registered under this Registration Statement are in addition to the 9,056,250 shares registered pursuant to the Registration Statement on Form S-1 (File 333-143140)

(2)	Based on the initial public offering price.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933 as amended.

PART II
Item 16. Exhibits and Financial Statement Schedules.
SIGNATURES
EXHIBIT INDEX

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Omniture, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature pages, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent and accountants’ consents. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-143140), initially filed by the Registrant on May 22, 2007 and declared effective by the Securities and Exchange Commission on June 12, 2007. The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by certain selling stockholders by 300,000 shares and increasing by 45,000 the shares subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock from certain selling stockholders. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-143140), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (Registration No. 333-143140) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith:

Exhibit
Number	Description of Exhibit

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Registrant, with respect to the legality of the securities being registered
23.1	Consent of Ernst & Young LLP, Independent Auditor
23.2	Consent of KPMG LLP, Independent Auditor (incorporated by reference to the Registration Statement on Form S-1 of the Registrant, File No. 333-143140)
23.3	Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-1 of the Registrant, File No. 333-143140)
99.1	Consent of Duff & Phelps, Independent Valuation Firm

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orem, State of Utah, on the 12th day of June, 2007.

OMNITURE, INC.

By:	/s/ Joshua G. James
Joshua G. James
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Joshua G. James Joshua G. James		Chief Executive Officer and Director (Principal Executive Officer)	June 12, 2007

/s/ Michael S. Herring Michael S. Herring		Chief Financial Officer and Executive Vice President (Principal Accounting and Financial Officer)	June 12, 2007

* D. Fraser Bullock		Director	June 12, 2007

* Gregory S. Butterfield		Director	June 12, 2007

* Mark P. Gorenberg		Director	June 12, 2007

* Rory T. O’Driscoll		Director	June 12, 2007

* John R. Pestana		Director	June 12, 2007

* Dana L. Evan		Director	June 12, 2007

*By	/s/ Joshua G. James Joshua G. James Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Registrant, with respect to the legality of the securities being registered
23.1	Consent of Ernst & Young LLP, Independent Auditor
23.2	Consent of KPMG LLP, Independent Auditor (incorporated by reference to the Registration Statement on Form S-1 of the Registrant, File No. 333-143140)
23.3	Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-1 of the Registrant, File No. 333-143140)
99.1	Consent of Duff & Phelps, Independent Valuation Firm